EXHIBIT 16





                                 April 12, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Ladies/Gentlemen:

         We have read and agree with the comments in Item 4 of the Form 8-K of Northwest Teleproductions, Inc. dated April 12, 1999.

                                                     Very truly yours,



                                                     /s/ DELOITTE & TOUCHE LLP